SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO. _____)

Filed by the Registrant    [ X ]
Filed by a Party other than the Registrant           [    ]

Check the              [  ]  Preliminary Proxy Statement
appropriate box:       [  ]  Confidential, for Use of the Commission Only (as
                             permitted by Rule 14a-6(e)(2))
                       [ X]  Definitive Proxy Statement
                       [  ]  Definitive Additional Materials
                       [  ]  Soliciting Material Pursuant to S/S 240.14a-11(c)
                             or S/S 240.14a-12

                  Alberto-Culver Company
                 (Name of Registrant as Specified In Its Charter)


        (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [ X ]  No fee required.
 [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:

        1.)    Title of each class of securities to which transaction applies:

  ------------------------------------------------------------------------------

        2.)    Aggregate number of securities to which transaction applies:

  ------------------------------------------------------------------------------

        3.) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

 -------------------------------------------------------------------------------

        4.)    Proposed maximum aggregate value of transaction:

 -------------------------------------------------------------------------------

        5.)    Total Fee paid:


  [    ] Fee paid previously with preliminary materials.

  [    ] Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         1.)  Amount previously paid:  ________________

         2.)  Form, Schedule or Registration Statement No.:  ___________________

         3.)  Filing Party:  ___________________________________________________

         4.)  Date Filed:  ________________________________

                             ALBERTO-CULVER COMPANY
                             Melrose Park, Illinois



                                                               December 11, 1998


TO THE STOCKHOLDERS:

         The annual meeting of stockholders will be held at the principal office of the Company in Melrose Park, Illinois, on Thursday, January 28, 1999, at 10:00 a.m.
         You are cordially invited to attend this meeting in person. The principal business at the meeting will be to (i) elect four directors and (ii) approve amendments to the Management Incentive Plan.
         At your earliest convenience, please sign and return the enclosed proxy card to assure that your shares will be represented at the meeting.

                                                     Sincerely,



                                                     /s/ Leonard H. Lavin
                                                     Leonard H. Lavin
                                                          Chairman

                                NOTICE OF MEETING


         The annual meeting of stockholders of Alberto-Culver Company will be held on Thursday, January 28, 1999, at 10:00 a.m. Chicago time, at the principal office of the Company, 2525 Armitage Avenue, Melrose Park, Illinois 60160 for the following purposes:

         1.       To elect four directors.

         2.       To approve amendments to the Management Incentive Plan.

         3. To transact such other business as may properly come before the meeting.

          The board of directors has fixed the close of business on December 1, 1998 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting.

                                                        /s/ Bernice E. Lavin
                                                        Bernice E. Lavin
                                                            Secretary

December 11, 1998

ALBERTO-CULVER COMPANY                                       PROXY STATEMENT


2525 Armitage Avenue                                       December 11, 1998
Melrose Park, Illinois   60160

                             Solicitation of Proxies

         The board of directors of Alberto-Culver Company (the "Company") solicits your proxy for use at the annual meeting of stockholders to be held on January 28, 1999 and at any adjournment thereof.

         On December 1, 1998, the record date for the meeting, the Company had outstanding shares of common stock consisting of 23,918,832 shares of Class A and 33,147,471 shares of Class B. This Proxy Statement and form of proxy are being mailed to stockholders on or about December 11, 1998.

         Each holder of record at the close of business on the record date is entitled to one vote for each Class B share and one-tenth of a vote for each Class A share then held. Any person submitting a proxy has the right to revoke it at any time before it is voted, in person at the meeting, by written notice to the Secretary of the Company or by delivery of a later-dated proxy.

         The election of directors is decided by a plurality of the votes cast by holders of all shares entitled to vote in the election. Accordingly, withheld votes and broker non-votes will not affect the outcome of the election. The affirmative vote of the majority of shares of stock present in person or by proxy at the meeting and entitled to vote on such matter is required to approve the amendments to the Management Incentive Plan. Although abstentions and broker non-votes will be treated as present at the meeting for purposes of determining a quorum, abstentions will have the effect of a vote against the proposed amendments and broker non-votes will have no effect on such proposed amendments.

                              Election of Directors

         Unless otherwise instructed, proxies will be voted for the election as directors of the four persons listed as nominees for a term of three years. All of the nominees are currently serving as directors. Should any of the nominees become unable to accept nomination or election (which the Company has no reason to expect), it is the intention of the persons named in the enclosed proxy to vote for a substitute in each case or the board of directors may make an appropriate reduction in the number of directors to be elected.

Nominees for Terms Expiring at the Annual Meeting in 2002 (Class II)

         Howard B.Bernick, age 46, has served as a director of the Company since 1986, as President of the Company since 1988 and as Chief Executive Officer of the Company since October 1994. From 1988 to October 1994, Mr. Bernick served as Chief Operating Officer of the Company. Mr. Bernick is also a director of AAR Corp. Mr. Bernick is the husband of Carol L. Bernick.

         Bernice E. Lavin, age 73, has served as a director and Secretary and Treasurer of the Company since 1955 and as Vice Chairman since July 1994. From 1955 to July 1994, Mrs. Lavin served as Vice President. Mrs. Lavin is the wife of Leonard H. Lavin and the mother of Carol L. Bernick.

         Harold M. Visotsky, M.D., age 74, has served as a director of the Company since 1989, has been the Owen L. Coon Professor of Psychiatry and Behavioral Sciences at Northwestern University Medical School for more than the past five years, has been a director of Education and Research Development at Northwestern University Department of Psychiatry since 1994 and has worked as a consultant for more than the past five years in the areas of health planning and benefits management.

         Allan B. Muchin, age 62, has served as a director of the Company since October 1995 and as Chairman of Katten Muchin & Zavis, a Chicago-based law firm, since November 1995. For more than five years prior to November 1995, Mr. Muchin served as Co-Managing Partner and a Member of the Board of Directors and Executive Committee of Katten Muchin & Zavis.

         The board of directors recommends that the stockholders vote FOR each of the nominees for director.

Directors Whose Terms Expire at the Annual Meeting in 2000 (Class III)

         Carol L. Bernick, age 46, has served as a director of the Company since 1984, as Assistant Secretary of the Company since October 1990 and as Vice Chairman of the Company and President of Alberto-Culver North America, a division of the Company, since April 1998. From 1988 to October 1990, she served as Group Vice President of the Company, from 1990 to April 1998, she served as Executive Vice President of the Company and from October 1994 to April 1998, she served as President of Alberto-Culver USA, Inc., a wholly-owned subsidiary of the Company. Mrs. Bernick is the wife of Howard B. Bernick and the daughter of Mr. and Mrs. Leonard H. Lavin.

         Leonard H. Lavin, age 79, the founder of the Company, has served as a director and Chairman of the Company since 1955. From 1955 to October 1994, Mr. Lavin served as Chief Executive Officer of the Company. From 1955 to 1988, Mr. Lavin served as President of the Company. Mr. Lavin is the husband of Bernice E. Lavin and the father of Carol L. Bernick.

         A. Robert Abboud, age 69, has served as a director of the Company since March 1994 and as President of A. Robert Abboud and Company for more than the past five years. Mr. Abboud is also a director of AAR Corp., Inland Steel Industries, Inc. and Hartmarx Corporation.

         Robert H. Rock, D.B.A., age 48, has served as a director of the Company since October 1995 and as the President of MLR Holdings, LLC, an investment company with holdings in publishing and information businesses, for more than the past five years. Mr. Rock has also served as Chairman of Metroweek Corporation, a publisher of weekly newspapers and specialty publications, for more than the past five years. From 1991 to March 1995, Mr. Rock served as Chairman of IDD Enterprises, a publisher and provider of on-line services. Mr. Rock is also a director of Hunt Manufacturing Company, Quaker Chemical Corporation and Penn Mutual Life Insurance Company.

Directors Whose Terms Expire at the Annual Meeting in 2001 (Class I)

         Robert P. Gwinn, age 91, has served as a director of the Company since 1988 and as the Chairman Emeritus of Encyclopaedia Britannica, Inc., a publisher, since September 1993 and as Chairman and Chief Executive Officer of Encyclopaedia Britannica, Inc. for more than five years prior to September 1993. Mr. Gwinn is also a director of CNA Financial Corporation.

         William W. Wirtz, age 69, has served as a director of the Company since 1978 and as President of Wirtz Corporation, a diversified operations and investment company, for more than the past five years. Mr. Wirtz is also a director of Firstar Corporation.

         A. G. Atwater, Jr., age 55, has served as a director of the Company since October 1995 and has been President and Chief Executive Officer of Amurol Confections Company, a wholly owned associated company of the Wm. Wrigley Jr. Company, for more than the past five years.

               Share Ownership of Directors and Executive Officers

         The table below contains information concerning the number of shares of Class A common stock and Class B common stock beneficially owned by each director, each person named in the Summary Compensation Table and by all directors and executive officers as a group.


                                 Shares Beneficially Owned              Percent
              Name               on November 20, 1998 (1)(2)           of Class

                                 Class A      724,850    (3)             3.01 %
Howard B. Bernick                Class B      655,154    (3)             1.98 %

                                 Class A      534,744    (4)             2.24 %
Bernice E. Lavin                 Class B    4,238,010    (4)            12.79 %

                                 Class A       15,000    (5)               (6)
Harold M. Visotsky               Class B        1,000                      (6)

                                 Class A       13,250    (7)               (6)
Allan B. Muchin                  Class B            0

                                 Class A      262,130    (8)             1.09 %
Carol L. Bernick                 Class B    4,825,036    (8)            14.56 %

                                 Class A      527,888    (9)             2.21 %
Leonard H. Lavin                 Class B    4,845,304    (9)            14.62 %

                                 Class A       15,000   (10)               (6)
A. Robert Abboud                 Class B        2,000                      (6)

                                 Class A       11,950   (11)               (6)
Robert H. Rock                   Class B            0

                                 Class A       27,000   (12)               (6)
Robert P. Gwinn                  Class B            0

                                 Class A      597,000   (13)             2.49 %
William W. Wirtz                 Class B    1,794,000   (13)             5.41 %

                                 Class A       13,250   (14)               (6)
A.G. Atwater, Jr.                Class B            0   (14)

                                 Class A      439,286   (15)             1.81 %
Michael H. Renzulli              Class B      165,351   (15)               (6)

All Directors and Executive      Class A    3,241,222   (16)            13.18 %
Officers as a Group (17 persons, Class B   16,563,942   (16)            49.97 %
including the above

(1) All, but not less than all, of the Class A shares may at any time be converted into Class B shares on a share-for-share basis at the option of the Company. The Class B shares are convertible into Class A shares on a share-for-share basis at the option of the holder.

(2) Such ownership is direct, with sole voting and investment power, except as indicated in subsequent footnotes. Each person disclaims beneficial ownership of any shares indicated as owned indirectly.

(3) Includes 139,850 Class A shares subject to employee stock options exercisable currently or within 60 days; 11,194 Class B shares held as a participant in the Alberto-Culver Company Employees' Profit Sharing Plan; 43,960 Class B shares held as co-trustee of a trust for the benefit of Mr. and Mrs. Bernick's children, for which Mr. Bernick shares voting and investment power; and 45,000 Class A shares held by the Bernick Family Foundation of which Mr. Bernick is a director and an officer and shares voting and investment power. Does not include shares reported as owned by Mrs. Bernick.

(4) Includes 434,480 Class A shares and 527,232 Class B shares held as sole trustee of trusts for the benefit of Mr. and Mrs. Lavin's children and grandchildren; and 100,200 Class A shares and 300,600 Class B shares held as co-trustee with Mrs. Bernick of a trust for the benefit of Mrs. Bernick, for which Mrs. Lavin shares voting and investment power. Does not include 527,888 Class A shares and 520,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Lavin is a director and an officer. In addition, does not include shares reported as owned by Mr. Lavin or Mrs. Bernick.

(5) Includes 7,500 Class A shares subject to stock options exercisable currently or within 60 days; and 7,500 Class A shares held as trustee of a trust for the benefit of Dr. Visotsky's wife. Does not include 400 Class A shares held in a trust for the benefit of Dr. Visotsky, for which trust Dr. Visotsky's wife has sole voting and investment power.

(6)    Less than 1.0% of the outstanding shares.

(7) Includes 11,250 Class A shares subject to stock options exercisable currently or within 60 days.

(8) Includes 91,850 Class A shares subject to employee stock options exercisable currently or within 60 days. Also includes 2,406,344 Class B shares held as trustee or co-trustee of trusts for the benefit of Mrs. Bernick's siblings; 1,994,354 Class B shares held as co-trustee of a trust for the benefit of Mrs. Bernick, for which Mrs. Bernick shares voting and investment power; 100,000 Class B shares held as trustee of an insurance trust for the benefit of Mr. and Mrs. Lavin's children and grandchildren; and 8,090 Class B shares held as a participant in the Alberto-Culver Company Employees' Profit Sharing Plan. Does not include 45,000 Class A shares held by the Bernick Family Foundation of which Mrs. Bernick is a director and the President; 100,200 Class A shares and 300,600 Class B shares held as co-trustee with Mrs. Lavin of a trust for the benefit of Mrs. Bernick; and 527,888 Class A shares and 520,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Bernick is a director and an officer. In addition, does not include shares reported as owned by Mr. Bernick and Mr. and Mrs. Lavin.

(9) Includes 527,888 Class A shares and 520,000 Class B shares owned by the Lavin Family Foundation of which Mr. Lavin is a director and the President and shares voting and investment power. Does not include shares reported as owned by Mrs. Lavin or Mrs. Bernick.

(10) Includes 3,750 Class A shares subject to stock options exercisable currently or within 60 days.

(11) Includes 11,250 Class A shares subject to stock options exercisable currently or within 60 days and 700 Class A shares held jointly with Mr. Rock's wife.

(12) Includes 15,000 Class A shares subject to stock options exercisable currently or within 60 days.

(13) Includes 15,000 Class A shares subject to stock options exercisable currently or within 60 days. Also includes 582,000 Class A shares and 1,746,000 Class B shares owned by Wirtz Corporation, of which Mr. Wirtz is President and a director; and 8,000 Class B shares owned by William Wirtz Pension Trust, of which Mr. Wirtz is a trustee.

(14) Includes 8,971 Class A shares subject to stock options exercisable currently or within 60 days.

(15) Includes 361,450 Class A shares subject to employee stock options exercisable currently or within 60 days and 22,235 Class B shares held as a participant in the Alberto-Culver Company Employees' Profit Sharing Plan.

(16) Includes 686,921 Class A shares subject to stock options exercisable currently or within 60 days; and 57,086 Class B shares held as participants in the Alberto-Culver Company Employees' Profit Sharing Plan. Such persons have shared voting and investment power as to 673,088 Class A shares and 2,858,914 Class B shares.

                Meetings and Committees of the Board of Directors

       The board of directors of the Company held four regularly scheduled meetings and one special meeting during fiscal year 1998. No director attended fewer than three-fourths of the aggregate number of meetings of the board and of the committees described below on which he or she served during the fiscal year.

       There are four standing committees of the board of directors. The audit committee, which is composed of William W. Wirtz, Chairman, A. G. Atwater, Jr., Robert P. Gwinn and Allan B. Muchin, held two meetings during fiscal year 1998. The audit committee makes recommendations to the board regarding the engagement of independent auditors each year and reviews with the outside and internal auditors the scope and results of their audits.

       The executive committee, which is composed of Leonard H. Lavin, Chairman, A.G. Atwater, Jr., Howard B. Bernick, Robert P. Gwinn and Bernice E. Lavin, held no meetings during fiscal year 1998. The executive committee has many of the powers of the board of directors and can act when the board is not in session.

       The compensation committee, which is composed of William W. Wirtz, Chairman, A. Robert Abboud, Robert P. Gwinn, Robert H. Rock and Harold M. Visotsky, held four meetings during fiscal year 1998. The compensation committee reviews executive performance and compensation and administers benefit plans pursuant to which executive officers receive stock options and other incentive awards.

       The nominating committee, which is composed of Leonard H. Lavin, Chairman, A. Robert Abboud, Carol L. Bernick, Bernice E. Lavin and Harold M. Visotsky, held no meetings during fiscal year 1998. The function of the nominating committee is to evaluate and recommend persons to fill vacancies or newly created positions on the board of directors and to submit the names of those persons so recommended to the full board of directors for approval. Stockholders may submit recommendations for nominations for election to the board of directors. Additional information regarding the stockholder recommendation procedure will be provided upon request to the Secretary of the Company. Stockholder nominations of directors are subject to the notice requirements described under "Other Business" below.

                             Executive Compensation

       The table below summarizes certain information with respect to compensation paid by the Company or its subsidiaries to the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the past three fiscal years.


                                                      SUMMARY COMPENSATION TABLE
                                                                      Long-Term Compensation
                                      Annual Compensation           Awards           Payouts
                                                                    Securities       SVIP            All Other
Name and Principal                   Salary          Bonus          Underlying       Payouts       Compensation
Position                     Year    ($)             ($)            Options (#)      ($) (1)       ($)
Leonard H. Lavin,            1998    $1,149,999      $  421,000            -         $  487,500    $191,934  (2)
Chairman                     1997    $  999,996      $1,225,000            -         $1,115,000    $166,276
                             1996    $  999,996      $  999,000            -                -      $150,827

Bernice E. Lavin,            1998    $  618,756      $  181,000            -         $  146,250    $191,934  (2)
Vice Chairman,               1997    $  587,499      $  576,000            -         $  223,000    $166,276
Secretary and Treasurer      1996    $  549,996      $  439,000            -                -      $150,827

Howard B. Bernick,           1998    $1,225,002      $  449,000      165,000         $  316,875    $ 14,796  (3)
President and Chief          1997    $  825,006      $1,010,000      114,000         $  635,550    $  8,410
Executive Officer            1996    $  725,001      $  724,000      138,000                -      $  7,376

Carol L. Bernick,
Vice Chairman, President,    1998    $  585,422      $  201,000       45,000         $  141,375    $ 14,796  (3)
Alberto-Culver North         1997    $  636,252      $  624,000       48,000         $  278,750    $  8,238
America and Assistant        1996    $  581,247      $  464,000       60,000                -      $  7,196
Secretary

Michael H. Renzulli,         1998    $  685,008      $  600,000       45,000         $  136,500    $ 19,762  (4)
President, Sally Beauty      1997    $  626,256      $  705,000       48,000         $  289,900    $ 19,132
Company, Inc.                1996    $  567,750      $  510,000       66,400                -      $ 18,999


(1) For the three-year measurement period ended September 30, 1998, the total shareholder return on the Company's Class A shares was 62%, placing it in the 59.5 percentile of the Standard & Poor's 500 Index with a corresponding payout per Shareholder Value Incentive Plan unit of $975. 1998 was the second year in which any awards were payable under the 1994 Shareholder Value Incentive Plan. For the three-year measurement period ended September 30, 1997, the total shareholder return on the Company's Class A shares was 146%, placing it in the 79th percentile of the Standard & Poor's 500 Index with a corresponding payout per Shareholder Value Incentive Plan unit of $2,230.

(2) For Mr. and Mrs. Lavin, the amount for each includes $24,365 of imputed income from life insurance; an annual contribution to the Alberto-Culver Company Employees' Profit Sharing Plan of $10,062; $155,907 of imputed income from split-dollar life insurance policies; and $1,600 of matching contributions to the Alberto-Culver 401(k) Savings Plan.



                                        8




(3) For Mr. and Mrs. Bernick, the amount for each includes $3,134 of imputed income from life insurance; an annual contribution to the Alberto-Culver Company Employees' Profit Sharing Plan of $10,062; and $1,600 of matching contributions to the Alberto-Culver 401(k) Savings Plan.

(4) The amount includes $8,100 of imputed income from life insurance; an annual contribution to the Alberto-Culver Company Employees' Profit Sharing Plan of $10,062; and $1,600 of matching contributions to the Alberto-Culver 401(k) Savings Plan.


       Each non-employee director of the Company receives $25,000 annual compensation plus $1,500 for each meeting of the board of directors attended. Non-employee members of the executive, audit and compensation committees receive $1,500 per committee meeting attended. The chairman of the audit committee and the chairman of the compensation committee receive an additional annual retainer of $3,500. Employee directors receive no additional compensation for serving on the board of directors or its committees.

       In addition, each non-employee director participates in the 1994 Stock Option Plan For Non-Employee Directors (the "Director Plan") which was approved by the stockholders at the 1995 annual meeting. Under the Director Plan, a non-qualified option to purchase 15,000 shares of Class A common stock (as adjusted to reflect the 100% stock dividend paid on February 20, 1997) was automatically granted to each incumbent non-employee director at the time of the adoption of the Director Plan by the board of directors. On October 23, 1997 the board of directors amended the Director Plan to reduce the number of options to purchase Class A shares that will automatically be granted to any new non-employee director upon his or her initial election or appointment as a director of the Company from 15,000 shares to 7,500 shares. No person may receive more than one option grant under the Director Plan. The exercise price of options granted under the Director Plan is the fair market value of a share of Class A common stock on the date options are granted. Options are granted for a ten-year term and become exercisable in four equal annual installments commencing one year after the date of grant.

                               Stock Option Grants

       The table below sets forth certain information with respect to options granted to the persons named in the Summary Compensation Table during the last fiscal year ended September 30, 1998.

                                             OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS

                          Number of      % of Total                                   Potential realizable value at assumed
                         Securities        Options                                    annual rates of stock price appreciation
                         Underlying        Granted        Exercise       Expiration            for option term (2)
         Name             Options       to Employees        Price           Date
                         Granted (1)   in Fiscal Year     ($ /sh)                         5 %($)               10 % ($)
Leonard H. Lavin              -              -                -               -               -                   -

Bernice E. Lavin              -              -                -               -               -                   -

Howard B. Bernick         165,000           17.8%        $26.1875          9/30/07    $2,717,414           $6,886,462

Carol L. Bernick           45,000            4.9%        $26.1875          9/30/07    $  741,113           $1,878,126

Michael H. Renzulli        45,000            4.9%        $26.1875          9/30/07    $  741,113           $1,878,126



(1) Options are granted under the Employee Stock Option Plan of 1988 which permits the compensation committee of the board of directors to grant non-qualified options to purchase shares of Class A common stock. All options granted have a term of ten years from the date of grant. Options become exercisable on a cumulative basis in annual increments of one-fourth of the optioned shares, commencing one year after the date of grant. Mr. and Mrs. Lavin have elected not to receive stock option grants under the plan. The compensation committee may accelerate the exercisability of any options subject to such terms and conditions as it deems necessary and appropriate. In the event of a change in control of the Company, as defined in the plan, the vesting of all stock option awards will be accelerated and all outstanding stock option awards will either become options to purchase shares of the acquiring corporation or be canceled and option holders will receive a cash payment in lieu of the exercise of such option awards.

(2) The dollar amounts in these columns assume that the market price per share of the Class A common stock appreciates in value from the date of grant to the expiration date of the option at the annualized rates indicated. These rates are set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the price of Class A common stock.


                             Stock Option Exercises

      The table below sets forth certain information with respect to the exercise of options during the last fiscal year ended September 30, 1998 by the persons named in the Summary Compensation Table and the fiscal year-end value of unexercised options.

                                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                            AND FISCAL YEAR-END OPTION VALUES
                                                                          Number of securities          Value of
                                                                               underlying              unexercised
                                         Shares                                unexercised            in-the-money
                                       acquired on           Value             options at              options at
                                    exercise (#) (1)       Realized              fiscal            fiscal year-end (2)
              Name                                            ($)               year-end                   ($)

                                                                              Exercisable/            Exercisable/
                                                                              unexercisable           unexercisable
Leonard H. Lavin                            -                  -                    -                       -

Bernice E. Lavin                            -                  -                    -                       -

Howard B. Bernick                        224,300          $2,872,092         41,250/313,850     $         0/$1,051,616

Carol L. Bernick                         374,772          $6,030,596         48,250/116,350     $   303,125/$  465,715

Michael H. Renzulli                         -                  -            316,250/119,550     $ 3,060,556/$  491,315



(1)   Mr. and Mrs. Lavin have elected not to receive stock option grants under the Employee Stock Option
      Plan of 1988.

(2)   Based on the average of the high and low trading price of the Class A common stock of $21.375 per share on September 30, 1998, the last trading day of the fiscal year.

                           Long-Term Incentive Awards

      The table below sets forth certain information with respect to the grant of performance units under the 1994 Shareholder Value Incentive Plan ("SVIP") during the last fiscal year ended September 30, 1998 to the persons named in the Summary Compensation Table.


                                                LONG-TERM INCENTIVE PLAN --
                                                AWARDS IN LAST FISCAL YEAR


                                                                              Estimated Future Payouts Under
                                                                             Shareholder Value Incentive Plan

                                                        Performance or
                                       Number of         Other Period
                                    Shares, Units or   Until Maturation     Threshold         Target          Maximum
              Name                  Other Rights (#)      or Payout             ($)             ($)             ($)
                                          (1)
Leonard H. Lavin                          500              3 years           $250,000        $500,000        $1,500,000

Bernice E. Lavin                          180              3 years           $ 90,000        $180,000        $  540,000

Howard B. Bernick                         425              3 years           $212,500        $425,000        $1,275,000

Carol L. Bernick                          195              3 years           $ 97,500        $195,000        $  585,000

Michael H. Renzulli                       195              3 years           $ 97,500        $195,000        $  585,000


(1) Awards under the SVIP are made in the form of performance units, each unit having a payout value of $500 if the threshold performance is attained, $1,000 if the target performance is attained and $3,000 if the maximum performance is attained. Units will have no value if the threshold performance is not attained. Starting with grants made after September 22, 1998, such awards may be reduced (but not below zero) so that the present value, as determined in accordance with Section 280G(d)(4) of the Internal Revenue Code, of such payments plus any other payments relating to a participant under Section 280G(b)(2)(A)(ii) of the Internal Revenue Code shall not, in the aggregate, exceed 2.99 times such participant's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code. No such reduction, however, shall be applied to any payments which do not constitute "excess parachute payments" within the meaning of the Internal Revenue Code.

      Performance units were granted at the beginning of fiscal year 1998 for the three-year performance period of October 1, 1997 through September 30, 2000. At the time the performance units were granted, objectives for the performance period were established based on the percentile ranking of Class A common stock measured by total shareholder return against companies comprising the Standard & Poor's 500 Index. Participants may elect to receive all or a portion of their award in Class A common stock. Starting with grants made under the plan in fiscal year 1998, participants owning shares of Class A and Class B common stock having a value below a level determined by the compensation committee will be

                                       12
      required to take at least 50% of their award, less applicable withholding taxes, in Class A common stock. In the event of a change in control of the Company, as defined in the SVIP, all or a pro-rata portion, based on the amount of the performance period then elapsed, of the outstanding performance units will become payable as set forth in the plan.

             Employment Contracts and Termination of Employment and
                         Change in Control Arrangements

      The board of directors approved severance agreements with the Company's officers, including the officers named in the Summary Compensation Table on page 8 (the "named executive officers"), which provide payments and benefits if such officer's employment with the Company terminates under the circumstances set forth in the severance agreement within two years after a change in control, as defined in the agreement. The severance agreement for each named executive officer provides for a payment in the amount which, when added to any other payments subject to the limitation set forth in Section 280G of the Internal Revenue Code, equals 2.99 times the officer's "base amount" as such term is defined in Section 280G(b)(3) of the Internal Revenue Code. Such payment shall be in lieu of any other amount of severance relating to salary or bonus continuation to be received by the officer upon termination of employment under any other severance plan or arrangement of the Company. In addition, the severance agreements also provide for continuation of the officer's health, life, disability and similar insurance benefits for up to a three-year period. These agreements also provide for payment to the named executive officer of accrued salary and vacation pay, and of all amounts which he or she would be eligible to receive under the Company's incentive plans applicable to the fiscal year in which the termination occurs. The amounts payable to such an officer under each severance agreement may be reduced so as to not exceed the limitation set forth in Section 280G of the Internal Revenue Code.

      The vesting of stock option awards granted to named executive officers under the Employee Stock Option Plan of 1988 will be accelerated upon the occurrence of a change in control, as defined in the plan, and all outstanding stock option awards will either become options to purchase shares of the acquiring corporation or be canceled and option holders will receive a cash payment in lieu of the exercise of such option awards. In addition, the payment of awards under the Management Incentive Plan and the 1994 Shareholder Value Incentive Plan ("SVIP") will be accelerated, and all or a pro-rata portion of each such award will become payable, upon the occurrence of a change in control, as provided in such plans. Under certain circumstances, awards paid pursuant to grants made under the SVIP after September 22, 1998, may be reduced. See "Long-Term Incentive Awards" above.

                          Compensation Committee Report

The compensation committee of the board of directors is comprised of William W. Wirtz, Chairman, A. Robert Abboud, Robert P. Gwinn, Robert H. Rock and Harold M. Visotsky. The compensation committee is responsible for reviewing executive performance and compensation, approving employment agreements with executive officers and administering benefit plans pursuant to which executive officers receive stock options, incentive awards, retirement income and other compensation awards.

      The Company's objectives for its executive compensation program are:

      o  To attract, motivate and retain highly qualified individuals.

      o  To link the interests of executive officers closely with stockholders.

      o To increase the personal stake of the executive officers in the continued success and growth of the Company by linking a significant portion of executive officers' compensation to the performance of the Company.

      In order to achieve these objectives, executive compensation for the last fiscal year was based principally on three components: base salary, annual bonus and long-term incentive compensation.

Base Salary

      Base salaries of executive officers are reviewed annually by the compensation committee and adjusted appropriately. The factors used in determining an executive officer's base salary are the duties and level of responsibility of the executive officer, the past performance of the executive officer, the performance of the executive officer's principal business unit, if any, the performance of the Company and the recommendations of management. The compensation committee exercises its judgment in making a determination of the impact which these factors have on setting the executive officers' salaries.

Annual Bonus

      Annual bonuses are awarded pursuant to the Management Incentive Plan ("MIP"). At the beginning of the fiscal year, the compensation committee, based on competitive practices and the recommendations of management, established a total incentive award opportunity, stated as a percentage of base salary, for each executive officer. Each executive officer's total award opportunity was allocated among one or more of the following: (i) consolidated sales and pre-tax earnings growth objectives; (ii) sales and pre-tax earnings growth objectives of a subsidiary or division; and (iii) individual business objectives.

      For each of the financial objectives, the compensation committee established three levels of performance: threshold, target and super bonus. The Company exceeded its threshold level for consolidated pre-tax earnings and was below its threshold level for consolidated sales growth for fiscal year 1998. As a result, all executive officers earned at least a portion of their total incentive award opportunity. Actual bonuses paid to executive officers varied depending on the level of achievement for sales and pre-tax earnings growth of their subsidiary or division, and the achievement of their individual business objectives, if applicable. In addition, in recognition of his individual performance, the compensation committee awarded Mr. Renzulli a special bonus for the last fiscal year which was in addition to the bonus which he earned under the MIP.

      Subject to stockholder approval, as of October 1, 1998 several amendments to the MIP will be implemented. The primary objective of these amendments, which were made in consultation with KPMG Peat Marwick LLP, was to accelerate the Company's growth rates in sales and pre-tax earnings. The amended plan will strengthen the linkage between incentive awards and measurable performance and provide higher rewards for exceptional sales and pre-tax earnings growth rates. The proposed amendments to the MIP are described in greater detail under "Amendments to Management Incentive Plan" below.

Long-Term Incentive Compensation

      The Company's long-term incentive compensation program consists of grants of stock options and performance units. Stock options were granted to executive officers under the Employee Stock Option Plan of 1988 (the "ACSOP"). Non-qualified stock options were granted for a term of ten years with an option exercise price equal to the fair market value of a share of the Class A common stock on the date of grant. Stock options become exercisable in four equal annual increments commencing one year after grant.

      Executive officers were also granted performance units pursuant to the 1994 Shareholder Value Incentive Plan (the "SVIP"). Each performance unit has a payout value of $500 if the threshold performance level is attained, $1,000 if the target performance level is attained and $3,000 if the maximum performance level is attained. Generally, the threshold, target and maximum performance levels are attained when the total shareholder return on Class A shares meets or exceeds the performance of 50%, 60% and 90% of the companies in the Standard & Poor's 500 Index, respectively over a three year performance period. Under certain circumstances, such awards will be paid in Class A common stock. Units will have no value if the threshold performance is not attained. At the time performance units were granted, the compensation committee, based on the recommendations of management and KPMG Peat Marwick LLP, the Company's outside compensation consultants, established objectives for the three-year performance period, October 1, 1997 through September 30, 2000, based on the percentile ranking of the Class A common stock measured by total shareholder return against companies comprising the Standard & Poor's 500 Index.

      Decisions with respect to grants of stock options and performance units to executive officers were made based on a formula proposed by KPMG Peat Marwick LLP and recommendations from Hewitt Associates LLC. Under this formula, executive officers received grants of stock options and performance units having a value equal to a percentage of his or her base salary. The number of stock options and performance units granted were then adjusted based on the same factors for determining base salary. Since the adoption of the ACSOP, Leonard H. Lavin and Bernice E. Lavin have elected not to receive stock options under the plan.

      In  fiscal  year  1997,  the  compensation   committee  established  stock
ownership guidelines for all SVIP participants. Under these guidelines, the Chairman and the Chief Executive Officer are required to have at least five times, and senior officers are required to have at least three times, their annual base salary invested in common stock of the Company. All other participants are required to have at least 1.75 times their annual base salary invested in common stock of the Company. Participants have five years to achieve these ownership guidelines. In addition, in fiscal year 1997 the compensation committee established ownership guidelines for outside directors. Under these guidelines, outside directors are required to have at least $100,000 invested in the common stock of the Company by the year 2002 or within five years of their initial election to the board.

Chief Executive Officer Compensation

Mr. Bernick's fiscal year 1998 total compensation was established considering competitive market comparisons, Company performance and the executive compensation philosophy established by the compensation committee. This philosophy targets total compensation at competitive levels and provides significant performance-based variable compensation opportunities. Mr. Bernick's 1998 base salary increase effective January 1, 1998 took into consideration: (i) the range of base salaries and overall compensation and benefit levels paid to the Chief Executive Officers at a comparative group of companies, (ii) the Company's revenue size relative to the comparative group, and (iii) Mr. Bernick's performance as primarily represented by the Company's double digit annual growth rates and record sales and record earnings performance during his initial three year tenure as Chief Executive Officer through September 30, 1997.

      Mr. Bernick's fiscal year 1998 annual incentive award reflected the annual incentive formula previously described with pre-tax earnings exceeding the threshold level and sales growth below the threshold level. Both fiscal year 1998 sales and pre-tax earnings were records for the Company.

      The SVIP payout reflected the total shareholder return on the Company's Class A shares of 62% over the period of fiscal year 1996 through fiscal year 1998, placing it in the 59.5 percentile of the companies in the Standard & Poor's 500 Index. The number of options granted to Mr. Bernick were based on a formula proposed by KPMG Peat Marwick LLP and recommendations from Hewitt Associates LLC. Under this formula, Mr. Bernick's grant was equal to a percentage of his base salary.

Deductibility of Compensation

      As part of the Omnibus Budget Reconciliation Act passed by Congress in 1993, the Internal Revenue Code of 1986 was amended to add Section 162(m) which limits the deductibility for federal income tax purposes of compensation paid to the Chief Executive Officer and the four other most highly compensated officers of the Company. Under Section 162(m), compensation paid to each of these officers in excess of $1.0 million per year is deductible by the Company only if it is "performance-based."

      It is the Company's policy to take into account the deductibility for federal income tax purposes of the compensation paid to its executive officers. The Company believes that all bonuses paid to executive officers under the MIP and SVIP will be tax deductible and that any compensation generated upon the exercise of non-qualified stock options granted under the ACSOP will be tax deductible by the Company.

                         Compensation Committee Members

                           William W. Wirtz, Chairman

                           A. Robert Abboud

                           Robert P. Gwinn

                           Robert H. Rock

                           Harold M. Visotsky

                                Performance Graph

       The following graph compares the cumulative total shareholder return on the Company's Class A common stock and Class B common stock, the Standard & Poor's 500 Index, and a selected peer group of companies for the last five fiscal years. The selected peer group consists of Block Drug Company, Inc., Carter-Wallace, Inc., Chattem, Inc., Church & Dwight Co., Inc., Claire's Stores, Inc., Del Laboratories, Inc., Helen of Troy Corp., Perfumania, Inc., McCormick & Company, Inc., Regis Corp., Tandy Corp. and Windmere Corp. DEP Corp. dropped out of the peer group due to its acquisition by Henkel KGaA during fiscal 1998.

       For the purpose of calculating the peer group average, the cumulative total shareholder returns of each company have been weighted according to its stock market capitalization at the beginning of the fiscal year. The graph assumes $100 was invested on September 30, 1993 and that all dividends were reinvested.





                              (Performance Graph)


















                        1994      1995      1996       1997       1998

Alberto-Culver Class A  $125       150       210        299        249
Alberto-Culver Class B   105       138       198        280        217

S & P 500 Index          104       135       162        227        248
Peer Group                93       120       119        161        190

                             Principal Stockholders

        The table below contains information as of November 20, 1998, unless otherwise specified in the footnotes, concerning stock ownership by each person known to beneficially own 5% or more of either class of the Company's outstanding shares of common stock based upon information supplied to the Company by such persons.

                            Shares Beneficially Owned
Name and Address            on November 20, 1998 (1)(2)       Percent of Class

Leonard H. Lavin              Class A        527,888  (3)               2.21%
2525 Armitage Avenue          Class B      4,845,304  (3)              14.62%
Melrose Park, IL  60160

Bernice E. Lavin              Class A        534,744  (4)               2.24%
2525 Armitage Avenue          Class B      4,238,010  (4)              12.79%
Melrose Park, IL  60160

Carol L. Bernick              Class A        262,130  (5)               1.09%
2525 Armitage Avenue          Class B      4,825,036  (5)              14.56%
Melrose Park, IL  60160

Howard B. Bernick             Class A        724,850  (6)               3.01%
2525 Armitage Avenue          Class B        655,154  (6)               1.98%
Melrose Park, IL 60160

William W. Wirtz              Class A        597,000  (7)               2.49%
680 North Lake Shore Drive    Class B      1,794,000  (7)               5.41%
Chicago, IL   60611

Barclays Global Investors     Class A        291,180  (8)               1.22%
46 Fremont Street, 17th Floor Class B      1,558,571  (8)               4.70%
San Francisco, CA 94105

FMR Corp.                     Class A      5,159,000  (9)              21.57%
82 Devonshire Street          Class B        301,908  (9)                (10)
Boston, MA 02109

Franklin Resources, Inc.      Class A      2,210,000 (11)               9.24%
777 Mariners Island Blvd.
San Mateo, CA 94403


(1) All, but not less than all, of the Class A shares may at any time be converted into Class B shares on a share-for-share basis at the option of the Company. The Class B shares are convertible into Class A shares on a share-for-share basis at the option of the holder.

(2)    Such ownership is direct,  with sole voting and investment power,  except
       as  indicated  in  subsequent   footnotes.   Each  individual   disclaims
       beneficial ownership of any shares indicated as owned indirectly.

(3) Includes 527,888 Class A shares and 520,000 Class B shares owned by the Lavin Family Foundation of which Mr. Lavin is a director and the President and shares voting and investment power. Does not include shares reported as owned by Mrs. Lavin or Mrs. Bernick.

(4) Includes 434,480 Class A shares and 527,232 Class B shares held as sole trustee of trusts for the benefit of Mr. and Mrs. Lavin's children and grandchildren; and 100,200 Class A shares and 300,600 Class B shares held as co-trustee with Mrs. Bernick of a trust for the benefit of Mrs. Bernick, for which Mrs. Lavin shares voting and investment power. Does not include 527,888 Class A shares and 520,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Lavin is a director and an officer. In addition, does not include shares reported as owned by Mr. Lavin or Mrs. Bernick.

(5) Includes 91,850 Class A shares subject to employee stock options exercisable currently or within 60 days. Also includes 2,406,344 Class B shares held as trustee or co-trustee of trusts for the benefit of Mrs. Bernick's siblings; 1,994,354 Class B shares held as co-trustee of a trust for the benefit of Mrs. Bernick, for which Mrs. Bernick shares voting and investment power; 100,000 Class B shares held as trustee of an insurance trust for the benefit of Mr. and Mrs. Lavin's children and grandchildren; and 8,090 Class B shares held as a participant in the Alberto-Culver Company Employees' Profit Sharing Plan. Does not include 45,000 Class A shares held by the Bernick Family Foundation of which Mrs. Bernick is a director and the President; 100,200 Class A shares and 300,600 Class B shares held as co-trustee with Mrs. Lavin of a trust for the benefit of Mrs. Bernick; and 527,888 Class A shares and 520,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Bernick is a director and an officer. In addition, does not include shares reported as owned by Mr. Bernick and Mr. and Mrs. Lavin.

(6) Includes 139,850 Class A shares subject to employee stock options exercisable currently or within 60 days; 11,194 Class B shares held as a participant in the Alberto-Culver Company Employees' Profit Sharing Plan; 43,960 Class B shares held as co-trustee of a trust for the benefit of Mr. and Mrs. Bernick's children, for which Mr. Bernick shares voting and investment power; and 45,000 Class A shares held by the Bernick Family Foundation of which Mr. Bernick is a director and an officer and shares voting and investment power. Does not include shares reported as owned by Mrs. Bernick.

(7) Includes 15,000 Class A shares subject to stock options exercisable currently or within 60 days. Also includes 582,000 Class A shares and 1,746,000 Class B shares owned by Wirtz Corporation, of which Mr. Wirtz is president and a director; and 8,000 Class B shares owned by William Wirtz Pension Trust, of which Mr. Wirtz is a trustee.

(8) Includes 215,744 and 176 Class B shares to which Barclays Global Investors ("Barclays") has no voting power and shares voting power, respectively. This information is based on information provided to the Company by Barclays on November 13, 1998 and reflects Barclays' holdings as of such date.

(9) Includes 5,159,000 Class A shares and 301,908 Class B shares owned by FMR Corp. ("FMR"). This number includes 4,938,700 Class A shares and 70,100 Class B shares beneficially owned by Fidelity Management & Research Company, as a result of its serving as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and serving as investment adviser to certain other funds which are generally offered to limited groups of investors; 220,300 Class A shares and 231,808 Class B shares beneficially owned by Fidelity Management Trust Company, as a result of its serving as trustee or managing agent for various private investment accounts, primarily employee benefit plans and serving as investment adviser to certain other funds which are generally offered to limited groups of investors. FMR, through its control of Fidelity Management & Research Company, and the funds each has sole power to dispose of the 4,938,700 Class A shares and 70,100 Class B shares owned by the funds. FMR does not have the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds' Boards of Trustees. FMR, through its control of Fidelity Management Trust Company, has sole dispositive power over 220,300 Class A shares and 231,808 Class B shares and sole power to vote or direct the voting of 220,300 Class A shares and 231,808 Class B shares. This information is based on information provided to the Company by FMR on November 16, 1998 and reflects FMR's holdings as of November 4, 1998.

(10)   Less than 1.0% of the outstanding shares.

(11) Includes 1,276,200 Class A shares owned by Franklin Advisory Services, Inc. ("Franklin Advisory") and 926,000 Class A shares owned by Franklin Advisers, Inc. ("Franklin Advisers"). Both Franklin Advisory and Franklin Advisers have sole voting and dispositive power with respect to those shares. Also includes 7,800 Class A shares owned by Franklin Management, Inc. ("Franklin Management"), to which Franklin Management has no voting power and sole dispositive power. This information is based on information provided to the Company by Franklin Resources, Inc. on October 14, 1998 and reflects such holdings as of September 10, 1998.

                 Certain Relationships and Related Transactions

       On April 24, 1998, the SJL Grantor Annuity Trust, u/a/d 9/15/93 (the "SJL Trust") sold 385,000 shares of Class B common stock to the Company at a price of $29.125 per share. Carol L. Bernick is a co-trustee of this trust and has sole dispositive and voting power with respect to such shares. The assets of the SJL Trust are held for the benefit of the descendents of Scott J. Lavin, Mrs. Bernick's brother and the son of Mr. and Mrs. Leonard H. Lavin.

       The decision to purchase the Class B shares from the SJL Trust as well as the purchase price was determined by a committee of the board of directors of the Company, which committee was established for this purpose. The committee consisted of Messrs. Abboud, Atwater, Gwinn, Muchin, Rock, Visotsky and Wirtz. The price per share was determined by using the lowest price during the trading day on April 24, 1998. This price also happened to be the closing price on that day.

                         Certain Business Relationships

       During the last fiscal year, the Company retained the law firm of Katten Muchin & Zavis, of which Allan B. Muchin is a senior partner. The Company has retained the firm to perform legal services during the current fiscal year.

                     Amendments to Management Incentive Plan

       On October 22, 1998, the board of directors adopted, subject to stockholder approval, amendments to the Management Incentive Plan (the "MIP"). The stockholders initially approved the MIP on January 26, 1995. During 1998, the compensation committee of the board of directors worked closely with KPMG Peat Marwick LLP to amend the MIP with an overall objective of accelerating the Company's growth rates in sales and pre-tax earnings. The proposed October 22, 1998 amendments will (i) modify the method of calculating bonuses to strengthen the linkage between incentive awards and performance, (ii) increase the top bonus that can be earned by a participant to allow for higher rewards for exceptional sales growth and pre-tax earnings growth, and (iii) allow the compensation committee, upon recommendation from senior management, to increase or decrease an award to a participant, other than the chief executive officer and the next four most highly compensated executive officers (the "named executive officers"), by up to 25% of such participant's base salary. The amended MIP is being submitted to stockholders for approval to assure that awards paid under the MIP can be fully deducted for federal income tax purposes by the Company. In accordance with federal income tax law, the MIP will be submitted to stockholders every five years for reapproval. Below is a summary of the material terms of the MIP.

       Subject to stockholder approval, the amended MIP will be effective as of October 1, 1998. The MIP is administered by the compensation committee of the board of directors. Key salaried employees of the Company and its subsidiaries are eligible to participate in the MIP; provided, however, that a participant must be employed with the Company for at least four months during the plan year to receive an award. Assuming stockholder approval, approximately 40 employees participate in the MIP.

       A participant's bonus award opportunity is allocated among one or more of the following growth criteria: (i) sales of the Company, a subsidiary or a division; (ii) pre-tax earnings of the Company, a subsidiary or a division;
(iii) except for the named executive officers, any other measurements the compensation committee may determine; and (iv) except for the named executive officers, individual business objectives. The compensation committee may modify the above criteria during the plan year as deemed appropriate; provided, however, that the compensation committee may not modify such criteria for the named executive officers so as to increase the award payable to such persons.

       Actual awards can range from 0% to 200% of a participant's base salary depending on the level of performance achieved. The compensation committee may increase or decrease an individual award to a participant, other than the named executive officers, by up to 25% of such participant's base salary based upon such factors and circumstances as the compensation committee deems appropriate. The maximum amount payable to a single participant under the MIP, however, may not exceed the lesser of 200% of base salary or $4.0 million per fiscal year. The compensation committee must certify in writing after the end of each plan year the awards achieved. Except in the event of a change in control, no award may be payable to a participant prior to such certification. Upon the occurrence of a change in control, as defined in the MIP, the payment of awards will be accelerated, and all or a pro rata portion of such awards shall become payable.

       If a participant's employment terminates during a plan year or after the end of a plan year but prior to payment of the award, no award will be payable for that plan year. If a participant's employment terminates by reason of death, disability or retirement, however, the compensation committee has the discretion to award the participant a portion of the award that would otherwise be payable. In the event a participant dies before receiving the award or any previously deferred award, such award will be paid to a beneficiary designated in writing by the participant or to the participant's estate if no beneficiary is designated.

       Payment of awards will be made in cash unless the participant elects to defer payment of the award. A participant may also elect to have all or a portion of his or her award, less withholding taxes, paid in Class A common stock. An election to receive Class A common stock rather than cash does not constitute a deferral of the award.

       Except upon the death of a participant, no award under the plan may be assigned or transferred by the participant. The board of directors or the compensation committee may at any time terminate or amend the MIP, except that no amendment by the compensation committee may increase the amount of an award payable to a named executive officer for performance achieved during the plan year of such amendment or any previous plan year or allow a member of the compensation committee to be a participant in the MIP. Termination of the MIP shall be effective for the plan year following the plan year in which termination occurs.

       Future awards under the amended MIP cannot be determined at this time. The awards which would be payable for fiscal year 1999 based on September 30, 1998 base salaries and assuming that (i) the Company and its applicable subsidiaries and divisions achieve in fiscal 1999 the same sales and pre-tax earnings growth as achieved in 1998, (ii) the bonus award opportunities for each participant is equivalent to those approved, subject to stockholder approval of the amended MIP, by the compensation committee for fiscal year 1999, (iii) for those participants having individual business objectives, such participants achieve 50% of the bonus award opportunity assigned to such objectives and (iv) no discretionary increases or decreases are made by the compensation committee are: Leonard H. Lavin, Chairman, $551,000; Bernice E. Lavin, Vice Chairman, Secretary and Treasurer, $257,000; Howard B. Bernick, President and Chief
Executive  Officer,  $620,000;  Carol  L.  Bernick,  Vice  Chairman,  President,
Alberto-Culver North America, and Assistant Secretary, $287,000; Michael H. Renzulli, President, Sally Beauty Company, Inc., $655,000; Executive Officers Group, $2,846,000; and Non-Executive Officer Employee Group, $1,290,000.

       The board of directors recommends that the stockholders vote FOR the amendments to the Management Incentive Plan.


             Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Company. Based solely on its review of such reports received by it, the Company believes that during fiscal year 1998 its officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements under Section 16(a) of the Exchange Act.

                         Independent Public Accountants

       The board of directors of the Company has selected KPMG Peat Marwick LLP as independent public accountants for the Company for the fiscal year ending September 30, 1999. KPMG Peat Marwick LLP has served the Company in the capacity of independent public accountants since 1955. Representatives of that firm are expected to be present at the annual meeting of stockholders with an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions presented at the meeting by stockholders.

                                 Other Business

       Management knows of no other matters which will be brought before the meeting. However, if other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters. For business to be properly brought before the meeting by a stockholder, notice in proper written form must be given to the Secretary not less than 30 days before the meeting and otherwise be in compliance with the Company's By-Laws.

                              Stockholder Proposals

       The deadline for receipt by the Company of stockholder proposals for inclusion in the Company's 1999 proxy materials is August 13, 1999. If a stockholder who intends to present a proposal at the annual meeting of stockholders in 2000, other than through the proxy materials, does not notify the Company of the proposal on or before October 27, 1999, management proxies may use their discretionary authority to vote on the proposal if and when presented at the annual meeting without the Company advising in its 1999 proxy materials on the nature of the proposal or how the proxies intend to exercise their discretion.


                      Cost and Method of Proxy Solicitation

       The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, brokerage houses, nominees and other custodians and fiduciaries will be requested to send the proxy material to their principals and the Company will reimburse them for their reasonable expenses.

                                          By Order of the Board of Directors



                                           /s/ Bernice E. Lavin
                                           BERNICE E. LAVIN
                                           Secretary

                                   DETACH HERE

                                     PROXY
                            ALBERTO-CULVER COMPANY

                        Annual Meeting, January 28, 1999

                     Proxy Solicited by the Board of Directors

             The undersigned hereby appoints HOWARD B. BERNICK, WILLIAM J. CERNUGEL AND BERNICE E. LAVIN, each with power of substitution, to vote all shares which the undersigned stockholder would be entitled to vote if personally present and, if applicable, hereby directs the trustee of the Alberto-Culver Company Employees' Profit-Sharing Plan to vote the shares of stock of Alberto-Culver Company allocated to the account of the undersigned or otherwise which the undersigned is entitled to vote pursuant to such employee benefit plan at the Annual Meeting of Stockholders of Alberto-Culver Company to be held on January 28, 1999, and at any adjournment thereof.



             WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR SET FORTH ON THE REVERSE SIDE AND "FOR" THE AMENDMENTS TO THE COMPANY'S MANAGEMENT INCENTIVE PLAN AS DESCRIBED IN THE PROXY STATMENT.

SEE REVERSE SIDE      (CONTINUED AND TO BE SIGNED
                           ON REVERSE SIDE)                     SEE REVERSE SIDE

                                  DETACH HERE




         X  PLEASE MARK
            VOTES AS IN
            THIS EXAMPLE


1. Election of Directors

Nominees: Howard B. Bernick, Bernice E. Lavin, Harold M. Visotsky and Allan B. Muchin

  FOR                   WITHHELD


                                      For all nominees except as noted above

2. Amendments to the Company's Management Incentive Plan as described in the Proxy Statement.

  FOR                   AGAINST              ABSTAIN



3. In the discretion of the board of directors, on any other matters that may properly come before the meeting.


           MARK HERE
           FOR ADDRESS
           CHANGE AND
           NOTE AT LEFT




The board of directors recommends a vote FOR the nominees for director listed hereon and FOR the proposed amendments to the Company's Management Incentive Plan as described in the Proxy Statement.

Please sign here exactly as your name (or names) appear on this proxy. Persons signing as executors, administrators, trustees, guardians or attorneys should so indicate when signing. Where there is more than one owner, each must sign.

Signature:             Date:          Signature:               Date:

December 11, 1998


Dear Profit Sharing Plan Participant:

The Annual Meeting of Stockholders of Alberto-Culver Company (Company) will be held on January 28, 1999. The record date for determining stockholders entitled to vote at the meeting was December 1, 1998. Through your participation in the Alberto-Culver Company Employees' Profit Sharing Plan (Plan), you are the beneficial owner of the Company's Class B Common Stock and have the right to instruct the trustee of the Plan how to vote your shares.

The number of Class B shares in your account appears at the top of the enclosed proxy card and is identified by a specific suffix: PS1 (i.e., Alberto-Culver Company), PS2 (i.e., Sally Beauty Company) or PS3 (i.e.,
Alberto-Culver Puerto Rico). If you are the registered shareholder of either Class A or Class B Common Stock outside of the Plan, these shares will be identified on your proxy card by a suffix: CLA (i.e., Class A Common Stock) and CLB (i.e., Class B Common Stock).

Please read the enclosed Notice of Meeting and Proxy Statement carefully.
You need to mark your choices, sign the enclosed proxy card and return the card in the enclosed postage-paid envelope to the Company's transfer agent, Boston EquiServe, Proxy Department, P.O. Box 9381, Boston, MA 02205-9381 so that the card is received before January 26, 1999.

The trustee of the Plan will have the voting instructions of each participant in the Plan tabulated and will vote the shares of the participants by submitting a final proxy card for inclusion in the tally at the Annual Meeting. Proxy cards for Plan shares that are not returned or are returned unsigned will be voted proportionally according to all other votes received by the Plan's trustee.

Sincerely,

/s/ Kent E. Madlinger
Kent E. Madlinger
Manager, Retirement & Incentive Plans